Exhibit 15


August 15, 1994



The Shareholders and Board of Directors
American Express Company

We are aware of the incorporation by reference in Registration Statements (Forms S-8 No. 2-46918, No. 2-59230, No. 2-64285, No. 2-73954,
No. 2-74368, No. 2-89115, No. 2-89680, No. 2-93654, No. 2-97617, No. 33-01771,
No. 33-02980, No. 33-05875, No. 33-06350, No. 33-17133, No. 33-19724,
No. 33-24675, No. 33-28721, No. 33-32876, No. 33-33552, No. 33-34005,
No. 33-34625, No. 33-36422, No. 33-37882, No. 33-38777, No. 33-43671,
No. 33-43695, No. 33-45584, No. 33-48629, No. 33-55344, No. 33-62124 and
33-65008; Forms S-3 No. 2-89469, No. 2-95771, No. 33-06038, No. 33-07435,
No. 33-17706, No. 33-40636, No. 33-43268, No. 33-66654 and No. 33-50997) of
American Express Company of our report dated August 12, 1994 relating to the unaudited consolidated interim financial statements of American Express Company which are included in its Form 10-Q for the three-month and six-month periods ended June 30, 1994.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




/s/Ernst & Young LLP

New York, New York

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